7961 SHAFFER PARKWAY Exhibit 99.1
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchange

NEWS

Vista Gold Corp. Comments on Concordia Gold Project Permitting Process

DENVER -- January 24, 2011 -- Vista Gold Corp. (“Vista” or the “Company”) (TSX & NYSE Amex Equities: VGZ), in response to what it believes to be misleading media coverage in Baja California Sur, Mexico ("BCS"), today provided an interim update on the permitting process for its Concordia gold project in BCS.  Vista is proceeding with Concordia’s development in accordance with federal mining and environmental laws and continues to be in compliance with all statutory obligations and responsibilities in BCS.

Fred Earnest, Vista's President and COO commented: “Based on our ongoing dialogue with officials in the Secretariat of Environment and Natural Resources, the Secretariat of Agrarian Reform, the General Direction of Mines of the Secretariat of Economy, ProMexico and our advisors in Mexico, we remain confident of our legal right to advance and permit this important project.  We are actively pursuing all avenues to advance the project through the remaining permitting stages.  Consistent with previous disclosure, we cannot be certain of the timing to complete the permitting process.  Vista will allocate the appropriate levels of project expenditure while permitting efforts continue.”

Vista believes that the Concordia gold project has been designed to comply not only with applicable Mexican legislation, but with the highest international standards for the protection of the environment and the health and safety of the proposed workforce and members of the local communities.  When all permits and approvals are in place, Vista intends to invest more than US$200 million to construct a modern mining facility that is expected to provide jobs for 400 to 600 workers during construction and 300 full-time employees during the project's life.  Vista's plan to construct a desalination plant is designed to satisfy the project's water needs without compromising the quality and supply of existing sources of water for local communities.  Upon closure of the project, the desalination plant is intended to become a long-term, fresh water source for the communities neighboring the project area.  The Company continues to work actively with communities in the project area and enjoys strong support from the local community.

Mr. Earnest continued: “Vista is a gold portfolio company offering its shareholders exposure to several advanced, large and potentially highly prospective gold mining development opportunities.  In addition to maintaining our efforts at Concordia, we intend to bring to bear increased effort in 2011 on the other important assets in the Company's portfolio.  We plan to advance the development of the Mt. Todd gold project in Australia, including the planned completion of a bankable feasibility study by the end of 2011. In addition, we are accelerating our plans to unitize our assets in the Yellow Pine - Stibnite district in Idaho, through a proposed business combination with Midas Gold Inc. to create a significant new, gold exploration company.  We will continue to provide updates on all of our gold projects as information becomes available.”

Forward-Looking Statements This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as the potential outcome of Vista’s efforts to permit the Concordia gold project, Vista’s intention to continue with the development of the Concordia gold project, the timing to complete the permitting process for the Concordia gold project, expected future expenditures on the Concordia gold project, the cost of the potential development of the Concordia gold project, the number of expected jobs to be created for the development and operation of the Concordia gold project, the future water need of the Concordia gold project and the effectiveness of the project’s design to meet those water needs, the intended future use of the desalination plant at the Concordia gold project, the planned focus of the Company’s resources and efforts in the fiscal year 2011, the completion of a Mt. Todd pre-feasibility study by the end of 2011,  and the completion and outcome of the proposed Yellow Pine and Midas transaction are forward-looking statements and forward-looking information.  When used in this press release, the words “optimistic”, “potential”, “indicate”, “expect”, “intend”, “hopes”, “believe”, “may”, “will”, “if", “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty related to the permitting process for the Concordia project, risks related to the political and social environment in Baja Sur California, Mexico and the effects on the Concordia project, risks related to Vista’s rights to advance the Concordia project to development, risks related to actual costs for development of the Concordia project, risks related to increased future water needs and the design and implementation of the project’s plan to meet those needs, uncertainty of reserve and resource estimates, estimates of results based on such reserve and resource and reserve estimates; risks relating to completing metallurgical testing and scheduling for a pre-feasibility study on the Mt. Todd gold project; risks relating to projected cost increases at the Concordia gold project for capital and operating costs including cost of power and water; risks relating to delays at the Concordia and Mt. Todd gold projects; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; risks related to repayment of debt; risks related to increased leverage and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed under the headings “Uncertainty of Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 16, 2010, and Quarterly Report on Form 10-Q, as filed November 9, 2010 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities commissions.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com